EXHIBIT 3.2
                                     BY-LAWS

                                       OF

                      INTERNATIONAL BANCSHARES CORPORATION

                                    ARTICLE I

                                     OFFICES

      Section 1. PRINCIPAL OFFICE. The principal office of the Corporation shall be in Laredo, Texas.

      Section 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.
                                   ARTICLE II

                                  SHAREHOLDERS

      Section 1. ANNUAL MEETINGS. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held on the third Thursday in May or on such date, and at such time and place, within or without the State of Texas, as may be designated by the Board of Directors.

      Section 2. SPECIAL MEETINGS. Special meetings of the shareholders for any proper purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors, or the President, to be held on such date and at such time and place, within or without the State of Texas, as the Board of Directors, the Chairman of the Board of Directors or the President, whichever has called the meeting, shall direct. A special meeting of the shareholders shall be called by the Chairman of the Board of Directors, President, or Secretary whenever shareholders holding at least fifty percent (50%) of all the shares entitled to vote at the proposed special meeting make application therefor in writing. Any such request shall state the proper purpose or purposes of the meeting and shall be delivered to the Chairman of the Board of Directors or the President.

      Section 3. NOTICE. Written or printed notice stating the place, day and hour of any shareholders' meeting, and the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty
(60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, to the shareholder at his address as it appears on the stock transfer books of the Corporation. Any notice required to be given to a shareholder pursuant to this Section 3 or any other provision of these By-Laws, the Articles of Incorporation of the Corporation or any provision of the Texas Business Corporation Act (herein called the "Act") need not be given to such shareholder if (a) notice of two (2) consecutive annual meetings of shareholders of the Corporation, and all notices of meetings of shareholders of the Corporation held during the period between such annual meetings, if any, or
(b) all (but in no event less than two (2)) payments (if sent by first class mail) of distributions or interest on securities of the Corporation during any twelve-month period, have been mailed to such shareholder at his address as shown on the share transfer records of the Corporation and have been returned undeliverable, and any action or meeting of shareholders of the Corporation taken or held without notice to such shareholder shall have the same force and effect as if notice had been duly given to such shareholder; provided, however, that if such shareholder delivers to the Corporation a written notice setting forth his or her then current address, the requirement that notice be given to such shareholder shall be reinstated.

      Section 4. RECORD DATE. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such record date to be not less than ten (10) nor more than sixty (60) days prior to such meeting, or the Board of Directors may close the stock transfer records for such purpose for a stated period of not less than ten (10) nor more than sixty (60) days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date. In the event that a special meeting of shareholders is called by shareholders, the record date for determining shareholders entitled to call such meeting shall be the date on which the first shareholder calling such special meeting signs the call or notice of that meeting. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

      Section 5. LIST OF SHAREHOLDERS. The officer or agent of the Corporation having charge of the stock transfer records for shares of the Corporation shall make, at least ten (10) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of voting shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any such shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders.

      Section 6. QUORUM. The holders of a majority of the issued and outstanding shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by the Act. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. When any adjourned meeting is reconvened and a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Once a quorum is constituted, the shareholders present or represented by proxy at a meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal therefrom of such number of shareholders as to leave less than a quorum.

      Section 7. VOTING. When a quorum is present at any meeting, the vote of the holders of a majority of the shares present or represented by proxy at such meeting and entitled to vote shall be the act of the shareholders, unless the vote of a different number is required by the Act, the Articles of Incorporation of the Corporation or these By-Laws. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share having voting power held by such shareholder.

      Section 8. PROXY. Every proxy must be executed in writing by the shareholder or by his duly authorized attorney-in-fact, and shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided therein. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Proxies coupled with an interest include the appointment as proxy of:

      (a) a pledgee;

      (b) a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares covered by such proxy;

      (c) a creditor of the Corporation who extended credit to the Corporation under terms requiring appointment of the creditor as proxy;

      (d) an employee of the Corporation whose employment contract requires appointment of the employee as proxy; and

      (e) a party to a voting agreement entered into pursuant to and in compliance with applicable provisions of the Act.

      Section 9. JUDGES OF ELECTION. The Board of Directors may appoint judges of election to serve at any election of directors and at balloting on any other matter that may properly come before a meeting of shareholders. If no such appointment shall be made, or if any of the judges so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer at the meeting.

      Section 10. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of outstanding shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who shall not have consented thereto in writing.

      Section 11. MEETINGS BY CONFERENCE TELEPHONE. Shareholders may participate in and hold meetings of shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE III

                                    DIRECTORS

      Section 1. NUMBER OF DIRECTORS. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors but shall not be less than three. No decrease in the number of directors shall have the effect of reducing the term of any incumbent director. Directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article III, and each director shall hold office until his successor is elected and qualified. Directors need not be shareholders of the Corporation or residents of the State of Texas.

      Section 2. VACANCIES; REMOVAL. Notwithstanding the fact that the remaining directors may constitute less than a quorum of the Board of Directors as fixed by Section 9 of this Article, the affirmative vote of a majority of the remaining directors may fill any vacancy occurring in the Board of Directors and, during the period between any two successive annual meetings of the shareholders, may fill a maximum of two (2) vacant directorships resulting from an increase in the number of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may also be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. At any special meeting of shareholders called for such purpose, any director may be removed from office, for or without cause, though his term may not have expired, by an affirmative vote of the holders of shares representing a majority of votes of all the shares of stock outstanding and entitled to vote for the election of directors.

      Section 3. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise any and all powers of the Corporation and do any and all such lawful acts and things as are not by the Act, the Articles of Incorporation of the Corporation or by these By-Laws directed or required to be exercised or done by the shareholders.

      Section 4. CHAIRMAN OF THE BOARD. The Board of Directors shall appoint one of its members to be Chairman of the Board to serve at the pleasure of the Board. He shall preside at all meetings of the Board of Directors. The Chairman of the Board shall have no responsibility or duties with respect to the management of the day to day affairs of the Corporation and shall not be deemed to be or considered an officer of the Corporation.

      Section 5. PLACE OF MEETINGS. The directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Texas.

      Section 6. ANNUAL MEETINGS. A meeting of the Board of Directors shall be held for organization, for the election of officers and for the transaction of such other business as may properly come before the meeting, within thirty days after each annual election of directors.

      Section 7. REGULAR MEETINGS. The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him at his residence or usual place of business.

      Section 8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the President or any three directors. Except as otherwise required by statute, notice of each special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, or shall be sent to him at such place by telegram, electronic facsimile, radio or cable, or telephoned or delivered to him personally, not later than two days before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but, unless otherwise required by statute, the Articles of Incorporation or these By-laws, need not state the purposes thereof.

      Section 9. QUORUM AND VOTING. At all meetings of the Board of Directors the presence of at least one-third of the number of directors fixed by or in the manner provided in, Section 1 of this Article, but in no event less than two
(2), shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the number of directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Act, the Articles of Incorporation of the Corporation or these By-Laws. If a quorum shall not be present at any meeting of directors, a majority of the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

            Section 10. COMPENSATION OF DIRECTORS. Directors shall receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

      Section 11. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee designated by the Board of Directors may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the members of the Board of Directors or of such committee, and such consent shall have the same force and effect as a unanimous vote at a meeting.

      Section 12. MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors or members of any committee designated by the Board of Directors may participate in and hold a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

      Section 13. RESIGNATIONS. Each director shall have the right to resign at any time upon written notice of such resignation to the Board of Directors, the Chairman of the Board of Directors, the President, any Vice-President or the Secretary of the Corporation. Unless otherwise specified in such written notice, the resignation shall take effect upon the receipt thereof, and acceptance of such resignation shall not be necessary to make same effective.

      Section 14. ADVISORY DIRECTORS. Any number of persons may be appointed "advisory directors" by a vote of a majority of the directors present at any meeting. An advisory director shall have the right to attend and to participate in any and all meetings of the Board to the same extent as any director, except that an advisory director shall not have the right to vote on any question or issue considered by the Board of Directors. Advisory directors may be appointed by the Board of Directors to serve as members of the Executive Committee (as hereinafter defined) but shall not have the right to vote on any question or issue considered by said Committee.

The Board of Directors may designate advisory directors from time to time whose residence, citizenship or principal place of business is not the United States. These directors shall be called "international directors" and will have the same function as advisory directors.

                                   ARTICLE IV

                             COMMITTEES OF THE BOARD

      Section 1. EXECUTIVE COMMITTEE. There shall be an Executive Committee consisting of the Chairman of the Board and the President of the Corporation as ex-officio members, and such other directors as the Board of Directors may from time to time select. Members of the Executive Committee shall serve until the next annual meeting of the Board of Directors and until their successors are appointed. The Board of Directors shall designate one of the members of the Executive Committee as Chairman of the Committee and one or more additional members as Vice Chairman of the Committee, and the Chairman of the Executive Committee shall preside at meetings of the Executive Committee. The Executive Committee shall have and may exercise such powers and authority in the management of the business and affairs of the Corporation as the Board shall specifically delegate to it consistent with the corporate law of the State of Texas.

      Section 2. AUDIT COMMITTEE. There shall be an Audit Committee consisting of three (3) of the directors of the Corporation who are not serving as officers of the Corporation. The Board of Directors shall designate one of the members of the Audit Committee as Chairman of the Committee and one or more additional members as Vice Chairman of the Committee, and the Chairman of the Audit Committee shall preside at meetings of the Audit Committee. The Audit Committee shall meet periodically (not less than once annually) with the independent public accounting firm serving as auditors of the Corporation and the internal auditing staff of the Corporation and its subsidiaries to discuss their procedures and findings and hear their recommendations with respect to financial accounting matters.

      Section 3. OTHER COMMITTEES. The Board of Directors may from time to time, by resolution adopted by a majority of the whole board, designate one or more other committees, each committee to consist of two or more directors of the Corporation. Any such committee shall exercise such powers as may be assigned to it by the Board of Directors.
                                    ARTICLE V

                                     NOTICES

      Section 1. FORM OF NOTICE. Whenever under the provisions of the Act, the Articles of Incorporation of the Corporation or these By-Laws notice is required to be given to any director or shareholder, and no provision is made as to how such notice shall be given, notice shall not be construed to mean personal notice, but any such notice may be given in writing, by mail, postage prepaid, addressed to such director or shareholder at such address as appears on the books of the Corporation, or by telex, telegraph or mailgram. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same is deposited, postage prepaid, in the United States mail as aforesaid.

      Section 2. WAIVER. Whenever any notice is required to be given to any director or shareholder of the Corporation under the provisions of the Act, the Articles of Incorporation of the Corporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before or after the time stated in such waiver, shall be deemed equivalent to the giving of such notice. Attendance of a director at a meeting of the Board of Directors or any committee thereof shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                   ARTICLE VI

                                    OFFICERS

      Section 1. IN GENERAL. The officers of the Corporation shall be elected by the Board of Directors and shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also, if it chooses to do so, elect one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers and agents as it shall deem necessary, all of whom shall also be officers of the Corporation. Two or more offices may be held by the same person, except where otherwise provided by statute or the Articles of Incorporation of the Corporation.

      Section 2. ELECTION, TERM AND QUALIFICATIONS. Each officer shall be elected by the Board of Directors and shall hold his office until the first meeting of the Board of Directors following the next annual meeting of shareholders and until his successor shall have been elected, or until his death, or until he shall have resigned or shall have been removed in the manner provided in these By-laws. Any officer elected or appointed by the Board of Directors may be removed, for or without cause, at any time by a majority vote of the whole Board of Directors. Election or appointment of an officer or agent shall not of itself create contract rights.

      Section 3. RESIGNATIONS. Each officer shall have the right to resign at any time upon written notice of such resignation to the President or the Board of Directors, the Chairman of the Board of Directors, the President, any Vice-President or the Secretary. Unless otherwise specified in such written notice, the resignation shall take effect upon the receipt thereof, and acceptance of such resignation shall not be necessary to make same effective.

      Section 4. VACANCIES. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these By-laws for regular election or appointment to such office.

      Section 5. PRESIDENT. The President shall be the chief executive officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

      Section 6. VICE PRESIDENTS. In the absence of the President or in the event of his inability or refusal to act, the Vice Presidents, in the order of their seniority, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

      Section 7. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and shall record the proceedings of the meetings in books to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or by the President, under whose supervision he shall be. He shall have custody of the corporate seal and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the corporate seal and to attest the affixing by his signature.

      Section 8. ASSISTANT SECRETARIES. The Assistant Secretaries, in the order of their seniority, shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

      Section 9. TREASURER. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, when the Board so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

      Section 10. ASSISTANT TREASURERS. The Assistant Treasurers, in the order of their seniority, shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

      Section 11. SALARIES. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.
                                   ARTICLE VII

                        CERTIFICATES REPRESENTING SHARES

      Section 1. FORM OF CERTIFICATES. The Corporation shall deliver certificates representing all shares to which shareholders are entitled. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the stock transfer records of the Corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, and the par value of the shares or a statement that the shares are without par value. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof if the Corporation shall then have a seal. The signatures of the Corporation's officers on any such certificate or certificates may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been issued, such certificate or certificates may nevertheless be issued by the Corporation with the same effect as if the person or persons who signed the certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

      Section 2. LOST CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum as the Board may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

      Section 3. TRANSFER OF SHARES. Shares of stock shall be transferable only on the books of the Corporation by the holder or holders thereof in person or by his, her or their duly authorized attorney or attorneys and, upon surrender to the Corporation or to the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

      Section 4. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the holder or holders of record of any share or shares of stock as the holder or holders in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

      Section 1. INSTRUMENTS. The Chairman of the Board of Directors, the President, any Vice President, the Secretary or the Treasurer, subject to the approval of the Board of Directors, may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or to execute and deliver any instrument in the name and on behalf of the Corporation, and any such authorization may be general or confined to specific instance.

      Section 2. BORROWING. No loans or advances shall be obtained or contracted for, by or on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidence of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

      Section 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the Board of Directors may select or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

      Section 4.  CHECKS.   All  checks  of  the  Corporation  shall  be
signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

      Section 5. DIVIDENDS AND OTHER DISTRIBUTIONS. Dividends and other distributions made upon or with respect to the outstanding shares of the Corporation, subject to the provisions of the Act and of the Articles of Incorporation of the Corporation, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property or in shares of the Corporation, and other distributions may be declared and paid in cash or property, provided that all such declarations and payments of dividends and other distributions shall be in strict compliance with all applicable laws and the Articles of Incorporation of the Corporation. The Board of Directors may fix in advance a record date for the purposes of determining shareholders entitled to receive payment of any dividend or other distribution, such record date to be not more than sixty (60) days prior to the payment date of such dividend or other distribution, or the Board of Directors may close the stock transfer records for such purpose for a period of not more than sixty (60) days prior to the payment date of such dividend or other distribution. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend or other distribution shall be the record date. Any dividend or other distribution declared pursuant to this Section 5 shall be payable to the persons registered as shareholders of the Corporation in the Corporation's stock transfer records as of the record date for such dividend or other distribution as set pursuant to this Section 5, and the person in whose name shares are registered in the stock transfer records of the Corporation as of such record date shall be deemed to be the owner of the shares so registered in his name at such time.

      Section 6. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

      Section 7. SEAL. The Corporation may by resolution of the Board of Directors adopt and have a seal, and said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. Any officer of the Corporation shall have authority to affix the seal to any document requiring it.


                                   ARTICLE IX

                                    INDEMNITY

      Section 1. INDEMNIFICATION. The Corporation shall indemnify to the fullest extent permitted by the Act any person who was, is or is threatened to be made a named defendant or respondent to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be, in the case of conduct in his official capacity as a director, officer, employee or agent of the Corporation, that his conduct was in the Corporation's best interests, and in all other cases, that his conduct was at least not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be, in the case of conduct in his official capacity as a director, officer, employee or agent of the Corporation, in the Corporation's best interests, and in all other cases, at least not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.


      Section 2. INDEMNIFICATION NOT EXCLUSIVE. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation of the Corporation, any by-laws, agreement or vote of shareholders or as a matter of law or otherwise.

      Section 3. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IX.


                                    ARTICLE X

                                     BY-LAWS

      Section 1. AMENDMENTS. These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the shareholders or the Board of Directors at any regular meeting of the shareholders or of the Board of Directors, or at any special meeting of the shareholders or of the Board of Directors, if notice of such alteration, amendment, repeal or adoption be contained in the notice of such special meeting.

      Section 2. WHEN BY-LAWS SILENT. It is expressly recognized that when the By-Laws are silent as to the manner of performing any corporate function, the provisions of the Act shall control.


      I, Arnoldo Cisneros, certify that (1) I am the duly constituted Secretary of the Board of Directors of International Bancshares Corporation, and as such officer am the official custodian of its records; (2) the foregoing By-Laws are the By-Laws of said corporation, and all of them, are now lawfully in force and effect.

      IN TESTIMONY WHEREOF, I have hereunto affixed my official signature in the City of Laredo, Texas, on the 7th day of June, 1995.


                                    /s/ ARNOLDO CISNEROS
                                        Arnoldo Cisneros